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                                                                   EXHIBIT 23(A)





                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 18, 1994, on our audit of the consolidated financial statements of First Bancorporation of Ohio and Subsidiaries which report is included in the Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

    /s/ Coopers & Lybrand

Coppers & Lybrand
Akron, Ohio
January 30, 1995